============================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 2, 2006

GLOBAL GREEN SOLUTIONS INC.
 formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

609 Granville Street, Suite 880
P.O. Box 10321 Pacific Center
Vancouver, British Columbia
Canada   V7Y 1G5
 (Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

============================================================================================

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2006, Global Green Solutions Inc. ("Global Green"), Pagic LP ("Pagic"), Valcent Products Inc. ("Valcent") and West Peak Ventures of Canada Limited ("West Peak") entered into an agreement wherein Global Green, Pagic, Valcent and West Peak will jointly participate in the development of intellectual property, know-how, confidential processes, modifications and derivative works (the "License Items") arising out of a patent pending for the development of a Bio Mass System employed to produce hydrocarbons while sequestering CO2 from the environment by growing certain algae. The patent pending is owned by Pagic. The agreement is also be the basis for a contract between Global Green and Valcent which will be the governing document for Valcent's and Global Green's joint participation in a new venture. The contract has not been entered into between Valcent and Global Green, but must be entered into prior to June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of October, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ARNOLD HUGHES
Arnold Hughes
Principal Financial Officer, Principal Accounting Officer and Treasurer